UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 8-K/A

                  Amendment No. 1 to Current Report on Form 8-K
            Dated January 21, 1998 Reporting Event of January 6, 1998

                                 Current Report
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                 January 6, 1998

                            CORNELL CORRECTIONS, INC.
             (Exact name of registrant as specified in its charter)

                                     1-14472
                            (Commission File Number)

            DELAWARE                                       76-0433642
   (State or other jurisdiction                         (I.R.S. Employer
        of incorporation)                             Identification Number)

                            4801 WOODWAY, SUITE #100E
                              HOUSTON, TEXAS 77056
              (Address of principal executive offices and zip code)

                                 (713) 623-0790
               (Registrants telephone number, including area code)

         The undersigned registrant hereby amends the following items of its Current Report on Form 8-K dated January 21, 1998, reporting an event on January 6, 1998 as set forth in the pages attached hereto:

                    Item 7. Financial Statements and Exhibits

                                   SIGNATURES

  Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this document to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                  CORNELL CORRECTIONS, INC.

                                                  By: Steven W. Logan
Date: February 26, 1998                               Sr. Vice President and
                                                      Chief Financial Officer

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

    (a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

             Hinton Economic Development Authority Audited Financial Statements
                 Report of Independent Public Accountants
                 Balance Sheets as of December 31, 1996 and 1995
                 Statements of Revenues, Expenses and Changes in Fund Balance
                   (Deficit)for the Years Ended December 31, 1996 and 1995
                 Statements of Cash Flows for the Years Ended December 31, 1996
                   and 1995
                 Notes to Financial Statements

             Hinton Economic Development Authority Unaudited Interim Financial
               Statements
                 Unaudited Balance Sheets as of September 30, 1997
                   and December 31, 1996 (audited)
                 Unaudited Statements of Revenues, Expenses and Changes in
                   Fund Balance (Deficit) for the Nine Months Ended September 30, 1997 and 1996
                 Unaudited Statements of Cash Flows for the Nine Months Ended
                   September 30, 1997 and 1996

    (b)  PRO FORMA FINANCIAL INFORMATION.

             Cornell Corrections, Inc. Unaudited Pro Forma Condensed
               Consolidated Financial Statements
             Unaudited Pro Forma Condensed Consolidated Balance Sheet as of
               September 30, 1997
             Unaudited Pro Forma Condensed Consolidated Statement of Operations
               for the Year Ended December 31, 1996
             Unaudited Pro Forma Condensed Consolidated Statement of Operations
               for the Nine Months Ended September 30, 1997
             Notes to Unaudited Pro Forma Condensed Consolidated Financial
               Statements

    (c)  EXHIBITS.

         None.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Trustees of
Hinton Economic Development Authority:

We have audited the accompanying balance sheets of Hinton Economic Development Authority (the "Authority") an Oklahoma authority, as of December 31, 1996 and 1995, and the related statements of revenues, expenses and changes in fund balance (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Authority's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards and the financial audit standards contained in GOVERNMENT AUDITING STANDARDS (1994 revision), issued by the Comptroller General of the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Authority as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

In accordance with Government Auditing Standards, we have also issued a report on our consideration of the Authority's internal control structure and a report on its compliance with laws and regulations, both dated May 23, 1997.

ARTHUR ANDERSEN LLP

Oklahoma City, Oklahoma
   May 23, 1997

                      HINTON ECONOMIC DEVELOPMENT AUTHORITY
                                 BALANCE SHEETS

                                                                 DECEMBER 31,
                                                          -------------------------
                            ASSETS                            1996          1995
                            ------                        -----------  ------------
CURRENT ASSETS:
   Cash and cash equivalents ............................ $ 6,146,446  $  2,571,675
   Accounts receivable ..................................   1,487,958     1,319,440
   Prepaid interest on capital lease obligation .........        --         158,319
   Other prepaid expenses ...............................     310,948       241,047
   Inventory ............................................     147,601       151,035
                                                          -----------  ------------
          Total current assets ..........................   8,092,953     4,441,516
                                                          -----------  ------------
LAND, BUILDINGS AND EQUIPMENT, net ......................  23,169,892    23,952,354
                                                          -----------  ------------
OTHER NONCURRENT ASSETS:

   Debt service reserve fund ............................   4,146,674     3,772,660
   Debt issuance costs, net .............................   1,352,604     1,385,206
                                                          -----------  ------------
          Total other noncurrent assets .................   5,499,278     5,157,866
                                                          -----------  ------------
          Total assets .................................. $36,762,213  $ 33,551,736
                                                          ===========  ============
            LIABILITIES AND FUND BALANCE (DEFICIT)
            --------------------------------------
CURRENT LIABILITIES:
   Trade accounts payable ............................... $   238,840  $    194,179
   Payable to management company ........................     355,011       352,972
   Accrued liabilities ..................................     427,477       281,339
   Current portion of capital lease obligations .........     797,112       836,637
   Current portion of long-term debt ....................       4,348        10,438
   Short-term debt ......................................        --           9,351
                                                          -----------  ------------
          Total current liabilities .....................   1,822,788     1,684,916

CAPITAL LEASE OBLIGATIONS, less current portion .........  34,252,841    35,003,534

LONG-TERM DEBT, less current portion ....................     108,850       129,366
                                                          -----------  ------------
          Total liabilities .............................  36,184,479    36,817,816

COMMITMENTS AND CONTINGENCIES

FUND BALANCE (DEFICIT) ..................................     577,734    (3,266,080)
                                                          -----------  ------------
          Total liabilities and fund balance (deficit) .. $36,762,213  $ 33,551,736
                                                          ===========  ============

         The accompanying notes are an integral part of these financial statements.

                      HINTON ECONOMIC DEVELOPMENT AUTHORITY
                        STATEMENTS OF REVENUES, EXPENSES
                      AND CHANGES IN FUND BALANCE (DEFICIT)

                                                           DECEMBER 31,
                                                    ---------------------------
                                                        1996          1995
                                                    ------------   ------------
REVENUES:
   Service income ................................  $ 15,013,303   $ 11,525,983
   Investment income .............................       475,353        268,776
   Contributions and other income ................       141,278        162,976
                                                    ------------   ------------
          Total revenues .........................    15,629,934     11,957,735
                                                    ------------   ------------
EXPENSES:
   Operating, general and administrative .........     7,671,746      6,871,731
   Management and marketing ......................       711,577        517,500
   Interest ......................................     3,402,797      3,007,529
                                                    ------------   ------------
          Total expenses .........................    11,786,120     10,396,760
                                                    ------------   ------------
EXCESS OF REVENUES OVER EXPENSES .................     3,843,814      1,560,975

FUND DEFICIT, beginning of year ..................    (3,266,080)    (4,827,055)
                                                    ------------   ------------
FUND BALANCE (DEFICIT), end of year ..............  $    577,734   $ (3,266,080)
                                                    ============   ============

         The accompanying notes are an integral part of these financial statements.

                      HINTON ECONOMIC DEVELOPMENT AUTHORITY
                            STATEMENTS OF CASH FLOWS

                                                                              DECEMBER 31,
                                                                        -------------------------
                                                                           1996          1995
                                                                        -----------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Excess of revenues over expenses ..................................  $ 3,843,814   $ 1,560,975
   Adjustments to reconcile excess of revenues over expenses
     to net cash provided by operating activities-
       Depreciation and amortization .................................    1,083,961     1,029,811
       Loss on sale of assets ........................................        1,124        19,141
       Increase in accounts receivable ...............................     (168,518)     (475,265)
       (Increase) decrease in other prepaid expenses .................      (69,901)       28,548
       Decrease in inventory .........................................        3,434        17,057
       Increase in trade accounts payable ............................       44,661         3,916
       Increase in payable to management company .....................        2,039        42,593
       Increase in accrued liabilities ...............................      146,138       127,154
                                                                        -----------   -----------
          Net cash provided by operating activities ..................    4,886,752     2,353,930
                                                                        -----------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Additions to land, buildings and equipment ........................     (270,111)   (4,501,454)
   Increase in debt service reserve fund .............................     (374,014)       (5,883)
                                                                        -----------   -----------
          Net cash used in investing activities ......................     (644,125)   (4,507,337)
                                                                        -----------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Payments on capital lease obligation ..............................     (790,218)     (667,474)
   Decrease in prepaid interest on capital lease obligation ..........      158,319       830,143
   Decrease in construction projects fund ............................         --       3,647,114
   Payments on long-term debt ........................................      (26,606)      (16,514)
   Net payments on line of credit ....................................       (9,351)      (93,757)
                                                                        -----------   -----------
          Net cash (used in) provided by financing activities ........     (667,856)    3,699,512
                                                                        -----------   -----------
NET INCREASE IN CASH AND CASH EQUIVALENTS ............................    3,574,771     1,546,105

CASH AND CASH EQUIVALENTS, at beginning of year ......................    2,571,675     1,025,570
                                                                        -----------   -----------
CASH AND CASH EQUIVALENTS, at end of year ............................  $ 6,146,446   $ 2,571,675
                                                                        ===========   ===========
SUPPLEMENTAL INFORMATION:
   Cash paid for interest, net of amount capitalized .................  $ 3,370,196   $ 2,955,434
                                                                        ===========   ===========

         The accompanying notes are an integral part of these financial statements.

                      HINTON ECONOMIC DEVELOPMENT AUTHORITY
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995

1. ORGANIZATION AND MANAGEMENT AGREEMENT:

The Hinton Economic Development Authority (the "Authority") was created by a trust indenture dated June 29, 1987, for the use and benefit of the Town of Hinton for the public purposes set forth under the provisions of Title 60, Oklahoma Statutes 1981, Sections 176 to 180.4, inclusive as amended and supplemented, the Oklahoma Trust Act and other applicable statutes and laws of the State of Oklahoma.

The Authority's activities, to date, have related principally to Great Plains Correctional Facility (the "Facility"), a medium security correctional facility located in Hinton, Oklahoma. In July 1995, the Authority completed a 288-bed expansion (the "Expansion") of the Facility, which brings the capacity to 768 beds.

Effective January 1, 1994, the Authority entered into a management agreement with Correction Management Affiliates, Inc. ("CMA"). The agreement was for a period of five years, cancelable after three years. Under the terms of the management agreement, the Authority was committed to paying CMA $45,000 per month for its services, and there was no provision for an incentive fee. Under the agreement, the Authority reimburses CMA for certain facility related expenses. During 1995, CMA was acquired by Corrections Corporation of America ("CCA"), a publicly held company. CMA became a subsidiary and CCA took over management under the agreement. Effective July 1, 1996, the Authority entered into a new management agreement with CCA. The agreement is for a period of five years, beginning May 1, 1994, and is cancelable after three years with certain notice requirements. Under the terms of the new management agreement, the Authority is committed to paying CCA $30,000 per month for its services plus reimbursement for certain facility related expenses. CCA is also eligible for an incentive fee ranging from 6% to 24% of gross service revenue if certain levels of monthly gross service revenue are met. The incentive fee for the year ended December 31, 1996, totaled $261,577. Reimbursable expenses totaled $4,002,847 and $3,473,039 for the years ended December 31, 1996 and 1995, respectively.

As of December 31, 1996 and 1995, the payable to the management company consisted entirely of reimbursable expenses.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

CASH AND CASH EQUIVALENTS

The Authority considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

INVENTORY

Inventory, which consists of food and supplies, is stated at the lower of first-in, first-out cost or market.

LAND, BUILDINGS AND EQUIPMENT

Land, buildings and equipment are carried at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the related assets, which are 33 years for buildings and improvements and 5 to 15 years for furniture and equipment. Capitalized interest is depreciated over an estimated useful life of 5 to 33 years depending on the asset to which it is related and totaled $306,773 in 1995 and $0 in 1996.Construction of the Expansion was completed in July 1995.

DEBT SERVICE RESERVE FUND

The debt service reserve fund is invested in liquid investment accounts and carried at market which is equivalent to cost. The balance in this fund is restricted for debt service payments.

DEBT ISSUANCE COSTS

As part of the capital lease agreement, the Authority paid issuance costs associated with the underlying bond issues. Debt issuance costs are being amortized over the life of the related capital lease obligation using the effective interest rate method and were net of accumulated amortization of $152,858 and $120,257 at December 31, 1996 and 1995, respectively.

REVENUE RECOGNITION

The Facility is compensated and service revenue is recognized on a fee per day basis considering the number of inmates held at the Facility.

SIGNIFICANT CUSTOMER

In December 1993, an agreement was reached with the North Carolina Department of Corrections ("NCDOC") to house North Carolina inmates at the Facility. In May 1994, the agreement with the NCDOC was amended to include, among other things, a commitment by the NCDOC to utilize all beds in the Facility, including those in the Expansion, by January 1, 1996. As a result, approximately 97% of 1996 and 95% of 1995 service income was derived from the contract with the NCDOC. This amendment also provides that the Authority may contract with other jurisdictions for use of available bedspace. The NCDOC has notified the Authority in accordance with the agreement of its intent to terminate the contract on October 1, 1997. The Authority has negotiated a contract with the Oklahoma Department of Corrections to house Oklahoma inmates and management believes it will be able to achieve occupancy levels from Oklahoma inmates similar to those under the NCDOC contract.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

ACCOUNTING PRONOUNCEMENTS

In March 1995, the Financial Accounting Standards Board issued SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," effective for years beginning after December 15, 1995. The Authority adopted SFAS No. 121 in 1996 with no impact to its financial position or results of operations.

3. LAND, BUILDINGS AND EQUIPMENT:

As of December 31, 1996 and 1995, land, buildings and equipment consisted of the following:

                                                      1996           1995
                                                 ------------   ------------
Land ..........................................  $    269,716   $    247,310
Buildings and improvements ....................    25,331,599     25,264,402
Furniture and equipment .......................     2,072,900      1,942,599
Construction in progress ......................        58,103         19,575
                                                 ------------   ------------
                                                   27,732,318     27,473,886

Less- Accumulated depreciation ................    (4,562,336)    (3,521,532)
                                                 ------------   ------------
                                                 $ 23,169,982   $ 23,952,354
                                                 ============   ============

Depreciation expense on all fixed assets totaled $1,046,269 and $998,925 in 1996 and 1995, respectively.

4. SHORT-TERM DEBT:

The Authority has a line of credit with a bank that permits the Authority to borrow up to $1,000,000. Borrowings under this line bear interest at 1.50% above the U.S. Money Center Commercial Rate with a minimum rate of 7% and a maximum rate of 14% (9.75% at December 31, 1996). Borrowings under the line are limited to 80% of and secured by inmate per diem receivables of the Facility. In addition, CCA has guaranteed up to $200,000 of borrowings made under the line of credit in excess of $800,000. At December 31, 1996, there was no balance outstanding under the line of credit. The line matured on April 13, 1997, and was not renewed by the Authority.

As of December 31, 1996 and 1995, the Authority had borrowings of $0 and $9,351, respectively, outstanding under a note payable to a bank.

5. CAPITAL LEASE OBLIGATIONS:

The Authority entered into a lease in 1990, with total proceeds of $24,430,000, to finance the acquisition and construction of property, plant and equipment for the Facility. In May 1994, the Authority executed an amendment to this lease, resulting in additional proceeds of $12,800,000, to fund the acquisition and construction of property, plant and equipment for the Expansion. The leases have been capitalized at interest rates of 9.76% and 8.93%, respectively, which approximate the rates implicit in the lease agreement and related amendment. The capital lease obligation is secured by essentially all fixed assets of the Facility and the Expansion. The Authority also leases copiers under capital leases.

The future minimum lease payments under capitalized leases are as follows:

         1997                                               $ 4,033,526
         1998                                                 3,930,667
         1999                                                 3,930,296
         2000                                                 3,928,605
         2001                                                 3,927,754
         Thereafter                                          56,795,794
                                                            -----------
         Total minimum payments                              76,546,642

         Less- Interest                                     (41,496,689)
                                                            -----------
         Present value of net minimum lease payments         35,049,953

         Less- Current portion                                 (797,112)
                                                            -----------
                                                            $34,252,841
                                                            ===========

In accordance with the capital lease obligations, the Authority maintains a "Reserve Account" in the amount of $3,723,000 as of December 31, 1996 and 1995, which is included in the Debt service reserve fund in the accompanying balance sheets. In addition to the Reserve Account, the Authority is required to make certain lease payments into the "Lease Payment Account" prior to the semi-annual payment of the obligations. The Lease Payment Account is also included in the Debt service reserve fund in the accompanying balance sheets and totaled approximately $424,000 and $50,000 at December 31, 1996 and 1995, respectively. Amounts in the Reserve Account are to be used only to make payments of debt service of the capital lease obligations to the extent amounts in the Lease Payment Account are insufficient and, on the final lease payment date or the payment date on which the capital lease obligations are to be redeemed in whole, to pay the final lease payment or the prepayment as necessary.

6. LONG-TERM DEBT:

At December 31, 1996 and 1995, long-term debt consists of:

                                                                           1996       1995
                                                                        ---------   ---------
Note payable to a bank, interest at 6.675%, principal and
   interest due in monthly installments of $1,072,
   collateralized by certain real property ...........................  $    --     $  22,624

Note payable to a bank, interest at the prime rate plus
   1.5% (9.75% at December 31, 1996), payable semi-annually
   until January 1995, principal and interest due in monthly
   installments of $1,311 beginning January 1995, maturing
   December 2009, collateralized by certain real property ............    113,198     117,180
                                                                        ---------   ---------
                                                                          113,198     139,804
Less- Current portion ................................................     (4,348)    (10,438)
                                                                        ---------   ---------
                                                                        $ 108,850   $ 129,366
                                                                        =========   =========

All borrowings outstanding under the two notes above are payable at the scheduled dates described above or on demand. The Authority has received representation from the bank stating that it is not aware of, nor does it anticipate, any facts, events or occurrences that would cause it to demand repayment of the amounts advanced to the Authority prior to the scheduled dates. Accordingly, the debt has been classified as long-term debt in the accompanying balance sheets.

Future principal maturities as of December 31, 1996, on this debt are as follows:

                 1997                                     $    4,348
                 1998                                          4,827
                 1999                                          5,359
                 2000                                          5,919
                 2001                                          6,602
                 Thereafter                                   86,143
                                                          ----------
                                                          $  113,198
                                                          ==========
7. RELATED PARTY TRANSACTIONS:

The Facility employs certain inmates for various duties at the Facility. Performance pay for the work performed by the inmates is transferred by the Facility to the Great Plains Correctional Facility Inmate Trust Fund which holds cash in trust for the Facility's inmates.

During the normal course of business, the Authority has transactions with companies, including a financial institution, in which certain Trustees have a financial interest or that employ certain Trustees.

In November 1995, the Authority received a $125,000 contribution from a member of CMA management. The contribution was subsequently distributed as additional compensation to the employees of the Facility. This amount is included in contributions and other income and is also reflected in operating, general and administrative expense.

8. COMMITMENTS AND CONTINGENCIES:

The nature of the Facility's business results in claims and litigation alleging that the Facility is liable for damages arising from the conduct of its employees or others. In the opinion of management, there are no pending legal proceedings that would have a material effect on the financial position or results of operations of the Authority.

                      HINTON ECONOMIC DEVELOPMENT AUTHORITY
                                 BALANCE SHEETS
                                   (UNAUDITED)

                                                         SEPTEMBER 30,         DECEMBER 31,
                                                              1997                 1996
                                                      -------------------   ----------------
                       ASSETS
CURRENT ASSETS:
    Cash and cash equivalents.........................    $ 9,599,889          $ 6,146,446
    Accounts receivable...............................      1,206,124            1,487,958
    Other prepaid expenses............................         24,914              310,948
    Inventory.........................................        164,693              147,601
                                                          -----------           ----------
      Total current assets............................     10,995,620            8,092,953

LAND, BUILDING AND EQUIPMENT, net.....................     22,520,639           23,169,982

OTHER NONCURRENT ASSETS:
    Debt service reserve fund.........................      4,055,031            4,146,674
    Debt issuance costs, net..........................      1,326,510            1,352,604
                                                          -----------          -----------
      Total other noncurrent assets...................      5,381,541            5,499,278
                                                          -----------          -----------
        Total assets                                      $38,897,800          $36,762,213
                                                          ===========          ===========
            LIABILITIES AND FUND BALANCE

CURRENT LIABILITIES:

    Trade accounts payable............................    $   219,966           $  238,840
    Payable to management company.....................        205,460              355,011
    Accrued liabilities...............................        683,129              427,477
    Current portion of capital lease obligations......        698,048              797,112
    Current portion of long-term debt.................          3,730                4,348
                                                          -----------          -----------
      Total current liabilities.......................      1,810,333            1,822,788

CAPITAL LEASE OBLIGATIONS, less current portion.......     33,723,178           34,252,841

LONG-TERM DEBT, less current portion..................         89,515              108,850
                                                          -----------          -----------
        Total liabilities.............................    $35,623,026          $36,184,479
                                                          ===========          ===========
COMMITMENT AND CONTINGENCIES

FUND BALANCE..........................................      3,274,774              577,734
                                                          -----------          -----------
      Total liabilities and fund balance..............    $38,897,800          $36,762,213
                                                          ===========          ===========

                      HINTON ECONOMIC DEVELOPMENT AUTHORITY
                        STATEMENTS OF REVENUES, EXPENSES
                      AND CHANGES IN FUND BALANCE (DEFICIT)
                                   (UNAUDITED)

                                                                  NINE MONTHS ENDED
                                                                    SEPTEMBER 30,
                                                          --------------------------------
                                                             1997                  1996
                                                          -----------           ----------
Revenues..............................................    $11,216,214          $11,297,122

Operating expenses....................................      5,763,040            5,354,557

Depreciation and amortization.........................        735,744              801,709

General and administrative............................             --                   --
                                                          -----------           ----------
                                                            4,717,430            5,140,856

Interest expense......................................      2,521,137            2,575,085

Interest income.......................................       (500,747)            (329,639)
                                                          -----------           ----------
Excess of revenues over expenses......................      2,697,040            2,895,410

Fund balance (deficit), beginning of period...........        577,734           (3,266,080)
                                                          -----------           ----------
Fund balance (deficit), end of period.................    $ 3,274,774           $  370,670
                                                          ===========           ==========

                      HINTON ECONOMIC DEVELOPMENT AUTHORITY
                            STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                                  NINE MONTHS ENDED
                                                                     SEPTEMBER 30,
                                                          --------------------------------
                                                             1997                  1996
                                                          -----------           ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Excess of revenues over expenses..................    $ 2,697,040           $2,895,410
    Adjustments to reconcile excess of revenues over
    expenses to net cash provided by operating
    activities:
        Depreciation and amortization.................        761,837              826,159
        Decrease in accounts receivable...............        281,834                2,531
        Decrease in other prepaid expenses............        286,034              155,101
        (Increase) decrease in inventory..............        (17,092)              18,633
        Decrease in trade accounts payable............        (18,874)             (26,588)
        Decrease in payable to management company.....       (149,551)            (326,290)
        Increase in accrued liabilities...............        255,652              319,831
                                                          -----------           ----------
    Net cash provided by operating activities.........      4,096,880           $3,864,787
                                                          -----------           ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
      Additions to land, buildings and equipment......        (86,400)            (173,868)
      (Increase) decrease in debt service reserve fund         91,643              (90,512)
                                                          -----------           ----------
    Net cash provided by (used in) investing activities         5,243             (264,380)
                                                          -----------           ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
      Payments on capital lease obligations...........       (628,727)            (634,889)
      Decrease in prepaid interest on capital lease
      obligations ....................................             --              158,319
      Payments on long-term debt......................        (19,953)             (26,029)
      Net payments on line of credit..................             --               (9,351)
                                                          -----------           ----------
    Net cash (used in) provided by financing activities      (648,680)            (511,950)
                                                          -----------           ----------
NET INCREASE IN CASH AND CASH EQUIVALENTS.............      3,453,443            3,088,457

CASH AND CASH EQUIVALENTS, at beginning of year.......      6,146,446            2,571,675
                                                          -----------           ----------
CASH AND CASH EQUIVALENTS, at end of year.............    $ 9,599,889           $5,660,132
                                                          ===========           ==========

                            CORNELL CORRECTIONS, INC.
         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

    The following unaudited pro forma condensed consolidated balance sheet as of September 30, 1997 and the unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 1996 and for the nine months ended September 30, 1997 reflect the consolidated financial position and results of operations, respectively, of Cornell Corrections, Inc. and its subsidiaries ("the Company") as if the acquisition of the Great Plains Correctional Facility by the Company had occurred, in the case of the balance sheet, on September 30, 1997, and, in the case of the statements of operations, on January 1, 1996. In addition, the unaudited pro forma condensed consolidated balance sheet as of September 30, 1997 reflects the consolidated financial position of the Company as if the stock offering in October 1997 had occurred on September 30, 1997 and the unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 1996 and for the nine months ended September 30, 1997 reflect the results of operations as if the Company's initial public offering in October 1996, the acquisitions by the Company in 1996 and 1997 and the stock offering in October 1997 had occurred on January 1, 1996. These statements do not purport to be indicative of the consolidated results of operations of the Company that might have been obtained had these events actually then occurred or of the Company's future results.

    The unaudited pro forma condensed consolidated financial statements are based on certain assumptions and estimates which are subject to change.

                            CORNELL CORRECTIONS, INC.
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1997
                                 (IN THOUSANDS)

                                                        HISTORICAL                             HISTORICAL
                                                        ----------                             ----------
                                                                                   PRO FORMA AS          ACQUISITION  PRO FORMA
                                                           THE        OFFERING     ADJUSTED FOR  GREAT    PRO FORMA    FOR THE
                                                         COMPANY     ADJUSTMENTS   THE OFFERING  PLAINS  ADJUSTMENTS  ACQUISITION
                                                         -------     -----------   ------------  ------  -----------  -----------
Assets:
  Current assets:
    Cash and cash equivalents ........................  $  2,534      $ 23,028(1)   $  25,980   $ 9,600  $ (9,600)(3)  $     980
                                                                           418(2)                         (25,000)(4)
    Receivables, net .................................    18,923          --           18,923     1,206    (1,206)(3)     18,923
    Other current assets .............................     3,507          --            3,507       190      (190)(3)      3,507
                                                        --------      --------      ---------   -------  --------      ---------
      Total current assets ...........................    24,964        23,446         48,410    10,996   (35,996)        23,410
Property and equipment, net ..........................    46,012          --           46,012    22,521    21,229 (5)     89,762
Intangibles ..........................................     6,204          --            6,204      --        --            6,204
Other assets .........................................     3,141          --            3,141     5,381    (5,381)(3)      3,141
                                                        --------      --------      ---------   -------  --------      ---------
        Total assets .................................  $ 80,321      $ 23,446      $ 103,767   $38,898  $(20,148)     $ 122,517
                                                        ========      ========      =========   =======  ========      =========
Liabilities and Stockholders' Equity:
Current liabilities:
    Accounts payable and accrued liabilities .........   $14,985      $   --        $  14,985   $ 1,108  $ (1,108)(3)  $  14,985
    Current portion of long-term debt ................       290          --              290       702      (702)(3)        290
                                                        --------      --------      ---------   -------  --------      ---------
      Total current liabilities ......................    15,275          --           15,275     1,810    (1,810)        15,275
Other long-term liabilities ..........................     3,241          --            3,241      --                      3,241
Long-term debt, excluding current portion ............    18,198       (18,198)(1)       --      33,813   (33,813)(3)     18,750
                                                                                                           18,750 (6)
Stockholders' equity .................................    43,607        41,226 (1)     85,251     3,275    (3,275)(3)     85,251
                                                                           418 (2)
                                                        --------      --------      ---------   -------  --------      ---------
      Total liabilities and stockholders' equity .....    80,321      $ 23,446      $ 103,767   $38,898  $(20,148)     $ 122,517
                                                        ========      ========      =========   =======  ========      =========

             See accompanying notes to unaudited pro forma condensed
                          consolidated balance sheet.

                            CORNELL CORRECTIONS, INC.
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                HISTORICAL
                          --------------------------------------------------------                 PRO FORMA
                            THE                REID     INTER-              GREAT     PRO FORMA     FOR THE
                          COMPANY    MIDTEX   CENTER   VENTIONS  ABRAXAS    PLAINS   ADJUSTMENTS   ACQUISITION
                          -------    ------   ------   --------  -------    ------   -----------   -----------
Revenues................  $32,327   $ 8,603  $  1,131  $  7,244  $31,080   $15,155    $    --       $ 95,540
Operating expenses......   26,038     5,774       997     5,608   24,078     7,299      6,259  (1)    76,972
                                                                                         (356) (2)
                                                                                          367  (3)
                                                                                          800  (4)
                                                                                          108  (5)
Depreciation and
    amortization........    1,390       407        22       162    1,316     1,084       (866) (6)     3,632
                                                                                          161  (7)
                                                                                          (18) (8)
                                                                                          (97) (9)
                                                                                           11 (10)
                                                                                           60 (11)
General and administrative
    expenses............    4,560       672        --       644    4,943        --     (6,259) (1)     4,560
                          -------   -------  --------  --------  -------   -------    -------       --------
Income (loss) from
    operations..........      339     1,750       112       830      743     6,772       (170)        10,376
Interest expense........    2,810       843        --       173    1,226     3,403      1,036 (12)     1,839
                                                                                       (1,281)(13)
                                                                                       (6,371)(14)

Interest income.........     (167)      (14)       --      (300)      --      (475)       775 (16)      (181)
                          -------   -------  --------  --------  -------   -------    -------       --------
Income (loss) before
    provision for income
    taxes...............   (2,304)      921       112       957     (483)    3,844      5,671          8,718
Provision for income taxes     75        --        --        --       --        --      3,063 (18)     3,138
                          -------   -------  --------  --------  -------   -------    -------       --------
Net income (loss).......  $(2,379)  $   921  $    112  $    957  $  (483)  $ 3,844    $ 2,608       $  5,580
                          =======   =======  ========  ========  =======   =======    =======       ========
Earnings (loss) per share $  (.53)                                                                  $    .58
                          =======                                                                   ========
Number of shares used in
    per share computation   4,466                                                                      9,578
                          =======                                                                   ========

      See accompanying notes to unaudited pro forma condensed consolidated statements of operations.

                            CORNELL CORRECTIONS, INC.
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                            HISTORICAL
                                                   ---------------------------                    PRO FORMA
                                                     THE                 GREAT       PRO FORMA     FOR THE
                                                   COMPANY   ABRAXAS    PLAINS      ADJUSTMENTS  ACQUISITION
                                                   -------   -------    ------      -----------  -----------
Revenues.......................................  $ 46,053    $22,832    $11,216   $      --       $  80,101
Operating expenses.............................    37,308     17,413      5,763       3,145  (1)     63,864
                                                                                       (598) (2)
                                                                                        275  (3)
                                                                                        558  (4)
Depreciation and amortization..................     1,625        801        736        (501) (6)      2,874
                                                                                        173  (7)
                                                                                         40 (11)
General and administrative expenses............     3,453      3,145         --      (3,145) (1)      3,453
                                                 --------    -------    -------   ---------       ---------
Income (loss) from operations..................     3,667      1,473      4,717          53           9,910
Interest expense...............................       356        808      2,521       4,251 (12)      4,292
                                                                                     (3,644)(15)
Interest income................................      (122)        --       (501)        501 (16)       (122)
                                                 --------    -------    -------   ---------       ---------
Income (loss) before provision for income taxes     3,433        665      2,697      (1,055)          5,740
Provision for income taxes.....................     1,236         --         --         830 (17)      2,066
                                                 --------    -------    -------   ---------       ---------
Net income (loss)..............................  $  2,197    $   665    $ 2,697   $  (1,885)      $   3,674
                                                 ========    =======    =======   =========       =========
Earnings (loss) per share......................  $    .31                                         $     .38
                                                 ========                                         =========
Number of shares used in per share
        computation............................     7,202                                             9,661
                                                 ========                                         =========

      See accompanying notes to unaudited pro forma condensed consolidated statements of operations.

                            CORNELL CORRECTIONS, INC.
               NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS

1.  ACQUISITION OF THE GREAT PLAINS CORRECTIONAL FACILITY

    On January 6, 1998, Cornell Corrections, Inc., a Delaware corporation (the "Company") through its wholly owned subsidiary, Cornell Corrections of Oklahoma, Inc. ("CCOI"), acquired the Great Plains Correctional Facility, an existing 812 bed medium security prison located in Hinton, Oklahoma. The purchase was completed pursuant to an Agreement of Purchase and Sale, as amended ("Agreement") between Foresite Capital Facilities Corporation ("Foresite") and the Hinton Economic Development Authority ("HEDA"). Foresite had assigned its rights under the Agreement to CCOI. The Company paid an aggregate purchase price of $43.0 million, excluding transaction costs. The Company financed the purchase with $18.8 million of borrowings under its 1997 Credit Facility with ING (U.S.) Capital Corporation, and the remainder with cash. The acquisition is being treated as a purchase for accounting purposes.

    The Great Plains Correctional Facility is currently operated pursuant to a one-year contract with nine one-year renewal options between the Oklahoma Department of Corrections and HEDA; HEDA in turn currently subcontracts the daily operations of the prison to another operator. The Company will immediately begin the transition from the current operator and will assume the complete operations of the prison on or before July 5, 1998.

    The aggregate purchase price of $43.0 million included the 812 bed facility and all surrounding infrastructure, a 30-year operating contract with four five-year renewals between HEDA and the Company, plus an additional 20 adjacent acres of land for potential future expansion of the facility.

2.  PRO FORMA ADJUSTMENTS AND MANAGEMENT ASSUMPTIONS

    The pro forma balance sheet assumes the acquisition had occurred on September 30, 1997 and the pro forma statements of operations assume the acquisition had occurred on January 1, 1996. These pro forma financial statements should be read in conjunction with the historical financial statements and notes thereto of the Company as filed with the Securities and Exchange Commission.

    The following pro forma adjustments and management assumptions are reflected in the pro forma financial statements:

BALANCE SHEET

(1) Records the sale of 2,250,000 shares of Common Stock, par value $.001 per share, at $19.625 per share, net of aggregate offering expenses of $2.9 million, the use of $18.2 million of the net proceeds thereof to repay outstanding indebtedness, and the use of the remaining proceeds of $23.0 million as an increase to cash to reflect the Company's October 1997 stock offering (the "Offering").

(2) Records the proceeds upon the exercise, concurrent with the Offering, of stock options by certain selling stockholders in order to purchase shares of Common Stock that were sold by such selling stockholders in the Offering.

(3) Records the elimination of assets and liabilities not assumed as part of the acquisition.

(4)   Records a reduction to cash used to fund a portion of the acquisition.

(5) Records an increase to the carrying value of Great Plains Correctional Facility's property and equipment to estimated fair value.

(6) Records an increase to long-term debt related to the financing of the acquisition.

STATEMENTS OF OPERATIONS

(1) Records reclassification of general and administrative expenses for Abraxas, Interventions and MidTex to operating expenses to conform with the Company's policy.

(2) Eliminates the management fee of $356,000 for the year ended December 31, 1996 and $598,000 for the nine months ended September 30, 1997 due to the assumption of operations by the Company after the six month contract termination period of the existing operator of the facility.

(3) Records a per diem fee of $367,000 for the year ended December 31, 1996 and $275,000 for the nine months ended September 30, 1997, payable to HEDA.

(4) Records an adjustment to operating expenses to reflect estimated ad valorem taxes for properties acquired from Great Plains and Abraxas which were tax-exempt prior to the acquisitions.

(5) Records an adjustment to operating expenses to reflect annual payments in lieu of property taxes to the City of Big Spring resulting from the acquisition of substantially all of the assets of MidTex.

(6) Records adjustments to depreciation expense for revised basis in depreciable assets for Abraxas.

(7) Records adjustments to depreciation expense for revised basis in depreciable assets for Great Plains.

(8) Records adjustments to depreciation expense for revised basis in depreciable assets for Interventions.

(9) Records adjustments to depreciation expense for the revised basis in depreciable assets for MidTex.

(10) Records adjustments to depreciation expense for the revised basis in depreciable assets for the Reid Center.

(11) Records amortization expense of $60,000 for the year ended December 31, 1996 and $40,000 for the nine months ended September 30, 1997 for the non-compete agreement with the President of Abraxas.

(12) Records additional interest expense for the year ended December 31, 1996 on assumed bank borrowings of $94.6 million incurred to consummate the Great Plains, Abraxas, Interventions, MidTex and Reid Center acquisitions and additional interest expense for the nine months ended September 30, 1997 on assumed bank borrowings of $62.8 million incurred to consummate the Great Plains and Abraxas acquisitions based on a stated interest rate of 8.00% and 8.75%, respectively, plus amortization of debt issuance costs incurred under the terms of the 1997 Credit Facility.

(13) Records an adjustment to reverse a $1.3 million non-recurring charge in 1996 to expense deferred financing costs associated with the 1996 Credit Facility.

(14) Records a reduction to interest expense of $6.4 million to reduce assumed indebtedness with proceeds of $38.0 million from the Company's initial public offering in October 1996 and $42.0 million from the Offering in October 1997.

(15) Records a reduction to interest expense of $3.6 million to reduce assumed indebtedness with proceeds of $42.0 million from the Company's stock offering in October 1997.

(16) Records an adjustment of $775,000 for the year ended December 31, 1996 to eliminate investment income earned on investments not acquired in the Great Plains Correctional Facility and Interventions acquisitions and an adjustment of $501,000 for the nine months ended September 30, 1997 to eliminate investment income earned on investments not acquired in the Great Plains Correctional Facility acquisition.

(17) Records adjustments to record the income tax effects of the foregoing adjustments.